INDEMNITY AGREEMENT


THIS  AGREEMENT  MADE  EFFECTIVE  AS  OF  THE  30TH  DAY  OF  JUNE,  1999.

BETWEEN:

                         CENTURION ENERGY INTERNATIONAL INC.,
                         a corporation incorporated pursuant to the laws of the Province of Alberta
                         (hereinafter called the "Corporation")

                                     - and -

                         PHILIP BECK, an individual resident in the City of London, England, in the United Kingdom,
                         (hereinafter called the "Indemnified Party")

          WHEREAS the Indemnified Party serves as an officer and/or director of the Corporation, and serves or may serve, at the request of the Corporation, as a director, officer, employee or agent of another body corporate (as defined in the Business Corporations Act (Alberta) (the "act") (and referred to herein as a "Body Corporate"); and

          WHEREAS the Act provides that a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a Body Corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of that corporation;

          NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises hereto, the parties hereto covenant and agree each with the other as follows:

1. Subject to the provisions of the Act, the Corporation agrees to indemnify and save harmless the Indemnified Party:

     (a) from and against any and all claims of every nature and kind whatsoever which may be made against him by any person, firm, corporation, government, or by any governmental department, body, commission, board, bureau, agency or instrumentality including the Crown in any of Her capacities, arising out of or in any way in connection with having been a director and/or officer of the Corporation or a Body Corporate;

     (b) from and against any and all liability (except where such liability relates to a failure of the Indemnified Party to act honestly and in good faith with a view to the best interests of the Corporation), losses, damages, costs, charges, expenses, fines and penalties, including an amount paid to settle an action or satisfy a judgment, and the fees, charges and disbursements of legal counsel on a solicitor-client basis, which he may reasonably sustain, incur or be liable for in consequence of him acting as an officer and/or director of the Corporation or of a Body Corporate; and


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     (c)  in  particular,  and without in any way limiting the generality of the foregoing, from and against all liabilities and penalties at any time imposed upon him or any claims at any time made against him by virtue of the Act, the Workers' Compensation Act, Alberta, the Bankruptcy Act, Canada, the Income Tax Act, Canada and the Alberta Corporate Income Tax Act, or any re-enactment or amendment of any such statues and which in any way involve the affairs or business of the Corporation or a Body Corporate.

2. The indemnities in paragraph 1 shall continue and not terminate or cease to be of effect for the reason that the Indemnified Party has resigned his position or the position of the Indemnified Party as a director and/or officer of the Corporation or of a Body Corporate is terminated for any reason.

3. If any provisions or part of paragraph 1 of this Agreement shall be held invalid or contrary to law, the remainder of paragraph 1 of this Agreement shall nevertheless be and be deemed to be valid and binding upon the parties hereto.

4. This Agreement shall be construed in accordance with and be governed by the laws of the Province of Alberta.

5. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

          IN WITNESS WHEREOF the parties hereto have set their hands and seals.

SIGNED,  SEALED  AND  DELIVERED
in  the  presence  of:

/s/  Derrick  R.  Armstrong             /s/  Philip  Beck
----------------------------------      ----------------------------------------
Witness                                 PHILIP  BECK

Derrick  R.  Armstrong
----------------------------------
Name  (Please  Print):

                                        CENTURION  ENERGY  INTERNATIONAL  INC.

1600,  407  -  2nd  Street,  S.W.
----------------------------------

Calgary,  Alberta  T2P  2Y3             Per:  /s/  Said  Arrata
----------------------------------      ----------------------------------------
Address                                 SAID  ARRATA                       (c/s)


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